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                                                                   EXHIBIT 5.1

                                            November 15, 1995


Olsten Corporation
175 Broad Hollow Road
Melville, New York  11747

Ladies and Gentlemen:

         Reference is made to the Registration Statement on Form S-3 (the "Registration Statement") being filed on behalf of Olsten Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the distribution of up to 847,015 shares (the "Shares") of the Company's common stock, $0.10 par value per share, which may be offered and sold from time to time by, and for the account of, certain stockholders of the Company.

         In connection with this opinion we, as your federal securities law counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

         Upon the basis of such examination, it is our opinion that the Shares are fully paid and nonassessable.

         The foregoing opinion is limited to the federal laws of the United States, the laws of the State of New York and the Delaware General Corporation Law, and we express no opinion as to the effect of the laws of any other jurisdiction.

         We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section
7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                    Very truly yours,

                                                    GORDON ALTMAN BUTOWSKY
                                                     WEITZEN SHALOV & WEIN